EXHIBIT 21.1

AK STEEL HOLDING CORPORATION SUBSIDIARIES

The following are the material subsidiaries of AK Steel Holding Corporation.

Name	State/Country of Incorporation
Advanced Materials Processing Inc.	Delaware
AH Management, Inc.	Delaware
AH (UK) Inc.	Delaware
AK Coal Resources, Inc.	Pennsylvania
AK Coatings Inc.	Ohio
AK Electric Supply LLC	Delaware
AK Iron Resources, LLC	Delaware
AKS Investments, Inc.	Ohio
AK Steel International BV	Netherlands
AK Steel Corporation	Delaware
AK Steel de Mexico, S. de R. L. de C. V.	Mexico
AK Steel GmbH	Germany
AK Steel Limited	United Kingdom
AK Steel Mexico I, LLC	Delaware
AK Steel Mexico II, LLC	Delaware
AK Steel Natural Resources, LLC	Delaware
AK Steel NV	Belgium
AK Steel SARL	France
AK Steel Srl	Italy
AK Steel Merchandising S.A.	Spain
AK Steel Properties, Inc.	Delaware
AK Tube LLC	Delaware
Coal Innovations, LLC	Delaware
Combined Metals Holding, Inc.	Nevada
Gray Mining Company, Inc.	Pennsylvania
Mountain State Carbon, LLC	Delaware
Rockport, Inc.	Ohio
SNA Carbon, LLC	Delaware